EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP TO PARTICIPATE IN THE
GOLDMAN SACHS POWER, UTILITIES, MLP AND PIPELINE CONFERENCE

EL PASO, Texas - August 10, 2015 - Western Refining Logistics, LP (NYSE:WNRL) today announced that the Partnership will participate in the Goldman Sachs Power, Utilities, MLP and Pipeline Conference in New York City on Tuesday, August 11, 2015. The presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning August 11, 2015, and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 300 miles of pipelines, approximately 8.1 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics, LP is available at www.wnrl.com.